                                                                                                                                                                                                                                     EXHIBIT 99.3

News Release

For Information Contact:
Jerald K. Dittmer, Vice President and CFO (563) 272-7400
Melinda C. Ellsworth, Vice President, Treasurer and Investor Relations (563) 272-7406

HNI CORPORATION ANNOUNCES QUARTERLY DIVIDEND AND
INCREASE OF AUTHORIZATION FOR SHARE REPURCHASE PROGRAM

Muscatine, IA (November 11, 2005) - HNI Corporation (NYSE:HNI) announced today that its Board of Directors declared a quarterly dividend of 15.5 cents per share on its common stock.

This is the 203rd consecutive dividend the Company has paid since its first dividend in 1955.  The dividend will be payable on December 1, 2005, to shareholders of record at the close of business November 21, 2005.

HNI Corporation also announced today that its Board of Directors authorized an additional $200 million for HNI Corporation's share repurchase program.  The Company has approximately $2.6 million remaining of the $150 million previously authorized by the Board at its November 12, 2004 meeting.  HNI Corporation currently has approximately 53 million shares of common stock outstanding.

"Our continued investment through share repurchase reflects our confidence in the strong future growth of HNI Corporation and our commitment to enhancing shareholder value," said Stan A. Askren, Chairman, President and Chief Executive Officer.

HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the United States and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The company's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Heatilator®, Heat & GloTM, and Quadra-Fire®, have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  By doing so, the company was recognized for the seventh consecutive year as one of the 400 Best Big Companies in America by Forbes Magazine in 2005, and was again recognized as one of America's Most Admired Companies in the furniture industry by Fortune Magazine in 2005.  The Company was also recently recognized by Industry Week as one of the 50 Best Manufacturing Companies.  HNI Corporation's common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Company's website at www.hnicorp.com.

Statements in this report that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, among others: the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, and (f) ability to maintain its effective tax rate; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism or military action; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and other materials); changes in the mix of products sold and of customers purchasing; and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

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